EX-99.q.ii

Certificate of the Secretary of
Dimensional ETF Trust

The undersigned, Ryan P. Buechner, hereby certifies that the following resolution is the true and correct resolution adopted by the Board of Trustees of Dimensional ETF Trust (the “Trust”) on June 25, 2020, appointing and authorizing David G. Booth and certain designated officers of the Trust to act as attorney-in-fact and agent, in all capacities, to execute on their behalves and to file any of the documents referred to below, relating to the Trust’s registration statement on Form N-1A under the Investment Company Act of 1940 (the “1940 Act”) and under the Securities Act of 1933 (the “1933 Act”), including any and all amendments thereto, covering the registration of the Trust as an investment company and the sale of shares by the Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings, and that such resolution remains in effect on the date hereof:

RESOLVED, that the Power of Attorney, substantially in the form of the Power of Attorney presented to the Board at this Meeting, appointing David G. Booth, Catherine L. Newell, Valerie A. Brown, Jeff J. Jeon, Gerard K. O’Reilly, David P. Butler, Carolyn L. O, Lisa M. Dallmer, Joy L. Lopez, Ryan P. Buechner and James J. Taylor as attorneys-in-fact for the purpose of filing documents with the SEC for the Trust and on behalf of each Trustee, is hereby approved, and the attorneys-in-fact listed in such Power of Attorney are hereby authorized to act in accordance with such Power of Attorney for the purposes described in the Power of Attorney, and the execution of such Power of Attorney by each Trustee and designated officer is hereby authorized and approved.

IN WITNESS WHEREOF, the undersigned has signed this Certificate as of August 24, 2020.

DIMENSIONAL ETF TRUST

By: /s/ Ryan P. Buechner
Name:  Ryan P. Buechner
Title:  Assistant Secretary